Exhibit 4.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

THE AZEK COMPANY INC.,

ARES CORPORATE OPPORTUNITIES FUND IV, L.P.,

ONTARIO TEACHERS’ PENSION PLAN BOARD,

and

THE OTHER STOCKHOLDERS PARTY HERETO

Dated as of June 11, 2020

THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of June 11, 2020, by and among The AZEK Company Inc., a Delaware corporation (the “Company”), Ares Corporate Opportunities Fund IV, L.P., a Delaware limited partnership (“Ares”), Ontario Teachers’ Pension Plan Board (“OTPP”), each of the other stockholders listed on Exhibit B (the “Other Stockholders”) and any transferee that becomes a party to this Agreement by executing and delivering a counterpart to this Agreement in the form attached as Exhibit A.

RECITALS

WHEREAS, in connection with the consummation of the IPO of the Company, the parties desire to enter into this Agreement in order to grant certain registration rights to the Holders of Registrable Securities as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valid consideration, the receipt and sufficiency of which are acknowledged, the parties to this Agreement agree as follows:

Section 1. Definitions.

(a) As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person has the meaning set forth in Rule 12b-2 under the Exchange Act, and “Affiliated” shall have a correlative meaning. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding anything to the contrary set forth in this Agreement: (a) the Company and Ares and their respective Affiliates shall not be deemed to be Affiliates of OTPP or the Other Stockholders; (b) the Company and OTPP and their respective Affiliates shall not be deemed to be Affiliates of Ares or the Other Stockholders; and (c) Ares, OTPP and the Other Stockholders and their respective Affiliates shall not be deemed to be Affiliates of the Company.

“Agreement” means this Registration Rights Agreement, as amended, modified or supplemented from time to time, in accordance with the terms of this Registration Rights Agreement, together with any exhibits, schedules or other attachments to this Registration Rights Agreement.

“Ares” has the meaning set forth in the Preamble.

“Class A Common Stock” means shares of the Company’s Class A common stock.

“Class B Common Stock” means shares of the Company’s Class B common stock.

“Common Stock” means the common stock, par value $0.001 per share, of the Company, including Class A Common Stock and Class B Common Stock, and any other shares of stock issued or issuable with respect to the common stock of the Company (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event).

“Company” has the meaning set forth in the Preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Controlling Person” has the meaning set forth in Section 11(a).

“Covered Person” has the meaning set forth in Section 11(a).

“Demand Registration” has the meaning set forth in Section 2(a).

“Demand Registration Request” has the meaning set forth in Section 2(a).

“Equity Securities” means shares of Common Stock, shares of any other class of common or preferred stock of the Company and any options, warrants, rights or securities of the Company convertible into or exchangeable for common or preferred stock of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under the Securities Exchange Act of 1934.

“Executive Officer” has the meaning as set forth in Rule 16a-1(f) or any successor rule, as promulgated by the SEC under the Exchange Act.

“Executive Officer Permitted Transferee” means, with respect to any Executive Officer, (i) any executor, administrator or testamentary trustee of that Executive Officer’s estate if that Executive Officer dies, (ii) any Person receiving Common Stock of that Executive Officer by will, intestacy laws or the laws of descent or survivorship, or (iii) any trustee (so long as the trustee agrees to be bound by the terms of Section 10 as though the trustee were an Executive Officer) of a trust (including an inter vivos trust) of which there are no principal beneficiaries other than that Executive Officer or one or more Family Members of that Executive Officer.

“Family Member” means, with respect to any Person who is an individual, any spouse or lineal descendants, including adoptive relationships.

“Governmental Entity” means any United States or foreign (i) federal, state, local, municipal or other government, (ii) governmental or quasi-governmental entity of any nature (including, without limitation, any governmental agency, branch, department, official or entity and any court or other tribunal) or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including, without limitation, any arbitral tribunal.

“Holder” means Ares, OTPP, the Other Stockholders and any direct or indirect transferee of Ares, OTPP or the Other Stockholders that has become a party to this Agreement by executing and delivering a counterpart to this Agreement in the form attached as Exhibit A, in each case to the extent such Person is a holder or beneficial owner of Registrable Securities.

“IPO” means the Company’s first underwritten public offering of its Class A Common Stock under the Securities Act occurring simultaneously with or after the date of this Agreement.

“IPO Lock-Up Period” means the period ending 180 days after the date of the Prospectus relating to the IPO.

“Other Stockholders” has the meaning set forth in the Preamble.

“OTPP” has the meaning set forth in the Preamble.

“Person” means any natural person, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, foundation, unincorporated organization or government or other agency or political subdivision of such government.

“Piggyback Registration” has the meaning set forth in Section 4(a).

“Piggyback Shelf Registration Statement” has the meaning set forth in Section 4(a).

“Piggyback Shelf Takedown” has the meaning set forth in Section 4(a).

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means, at any time, (i) any shares of Class A Common Stock held or beneficially owned by any Holder, (ii) any shares of Class A Common Stock issued or issuable to any Holder upon the conversion, exercise or exchange, as applicable, of any other Equity Securities held or beneficially owned by any Holder and (iii) any shares of Class A Common Stock issued or issuable to any Holder with respect to any shares described in clauses (i) and (ii) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a Holder of Registrable Securities whenever such Person in its sole discretion has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, the shares described in the preceding sentence shall cease to constitute Registrable Securities when such shares become eligible for resale under Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1).

“Registration Expenses” has the meaning set forth in Section 9(a).

“Registration Statement” means any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, all amendments and supplements to that Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in that Registration Statement.

“Rule 144” means Rule 144 under the Securities Act or any successor rule.

“SEC” means the Securities and Exchange Commission or any successor agency administering the Securities Act and the Exchange Act at the time.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated under the Securities Act of 1933.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

“Sponsor” means Ares or OTPP, and “Sponsors” means Ares and OTPP.

“Sponsor Holder” means Ares or OTPP and any direct or indirect transferee of Ares or OTPP that has become a party to this Agreement by executing and delivering a counterpart to this Agreement in the form attached to this Agreement as Exhibit A, in each case to the extent that Person is a holder or beneficial owner of Registrable Securities.

“Sponsor Permitted Transferee” shall mean any Affiliate of Ares or OTPP, as the case may be, and (i) any Sponsor Permitted Transferee of Ares shall be bound by the terms of this Agreement and treated as Ares for all purposes of this Agreement and (ii) any Sponsor Permitted Transferee of OTPP shall be shall be bound by the terms of this Agreement and treated as OTPP for all purposes of this Agreement.

“Suspension” has the meaning set forth in Section 6.

“Transfer” means, when used as a noun, any direct or indirect, voluntary or involuntary, sale, disposition, hypothecation, mortgage, gift, pledge, assignment, attachment or other transfer (including the creation of any derivative or synthetic interest, including a participation or other similar interest) and, when used as a verb, voluntarily to directly or indirectly sell, dispose, hypothecate, mortgage, gift, pledge, assign, attach or otherwise transfer, in any case, whether by operation of law or otherwise.

“underwritten offering” means a registered offering of securities conducted by one or more underwriters pursuant to the terms of an underwriting agreement.

(b) In addition to the above definitions, unless the context requires otherwise:

(i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form, as amended, from time to time;

(ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others;

(iii) references to “Section” are references to Sections of this Agreement; and

(iv) references to “dollars” and “$” mean U.S. dollars.

Section 2. Demand Registrations.

(a) Right to Demand Registrations. At any time following the IPO Lock-Up Period, each of the Sponsors may, by providing written notice to the Company, request to sell all or part of its Registrable Securities pursuant to a Registration Statement (a “Demand Registration”) (such requesting Sponsor, a “Demand Holder”). Each request for a Demand Registration (a “Demand Registration Request”) shall specify the number of Registrable Securities intended to be offered and sold by that Demand Holder pursuant to the Demand Registration and the intended method of distribution of those Registrable Securities, including whether the offering is intended to be an underwritten offering. Notwithstanding the prior sentence, the Company may, if the Board of Directors of the Company so determines that, due to a pending or contemplated material acquisition or disposition or public offering or other material event involving the Company or any of its subsidiaries, it would be inadvisable to effect the requested Demand Registration at that time (but in no event after the related Registration Statement has become effective), the Company may, upon providing the Demand Holder written notice (the “Delay Notice”), defer the Demand Registration for a single period set forth in that Delay Notice not to exceed 120 days. The Company shall not postpone or delay a Demand Registration under this Section 2 more than once in any twelve (12) month period. Promptly (but in any event within three (3) business days) after receipt of a Demand Registration Request, the Company shall give written notice of the Demand Registration Request to all other Holders of Registrable Securities. As promptly as practicable and no later than ten (10) business days after receipt of a Demand Registration Request, the Company shall register all Registrable Securities (i) that have been requested to be registered in the Demand Registration Request and (ii) subject to Section 3, with respect to which the Company has received a written request for inclusion in the Demand Registration from a Holder no later than five (5) business days after the date on which the Company has given notice to Holders of the Demand Registration Request. The Company shall use its reasonable best efforts to cause the Registration Statement filed pursuant to this Section 2(a) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as practicable after the filing of the Registration Statement. A Demand Registration may be effected by way of a Registration Statement on Form S-3 or any similar short-form registration statement to the extent the Company is permitted to use such form at such time. The Company shall not be required to effect a Demand Registration unless the expected aggregate gross proceeds from the offering of the Registrable Securities to be registered in connection with such Demand Registration are at least $50 million and shall not be required to effect more than two (2) Demand Registrations in any 12-month period.

The Company shall not be obligated to maintain a Registration Statement pursuant to a Demand Registration effective for more than (x) 360 days or (y) a shorter period when all of the Registrable Securities covered by that Registration Statement have been sold pursuant to that Registration Statement (the “Effectiveness Period”).

(b) Number of Demand Registrations. Each of (x) Ares, together with any direct or indirect transferee of Ares that has become a Sponsor Holder, and (y) OTPP, together with any direct or indirect transferee of OTPP that has become a Sponsor Holder, shall be entitled to request up to four (4) Demand Registrations. However, at any time in which the Company is eligible to register Common Stock on Form S-3 (or any successor form), each Sponsor shall have an unlimited number of Demand Registrations on Form S-3. Notwithstanding anything in this Agreement to the contrary, a registration shall not count as a Demand Registration for purposes of this Section 2(b) unless and until the Sponsor Holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration.

(c) Withdrawal. A Holder may, by written notice to the Company, withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of notices from all applicable Holders to that effect, the Company shall cease all efforts to seek effectiveness of the applicable Registration Statement, unless the Company intends to effect a primary offering of securities pursuant to such Registration Statement. In addition, a Demand Holder may, at any time prior to the effective date of the Registration Statement relating to a Demand Registration, revoke its request by providing a written notice of the revocation to the Company and only if that Demand Holder complies with this Section 2(c). Subject to Section 2(d), the Demand Holder revoking its request shall reimburse the Company for all its reasonable out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement. If pursuant to the terms of this Section 2(c), the Demand Holder reimburses the Company for its reasonable out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement or if the Demand Holder is not required to pay such expenses pursuant to Section 2(d), the attempted registration shall not be deemed to be a Demand Registration.

(d) Effective Registration. A registration will not count as a Demand Registration, and the Demand Holder shall not be required to reimburse the Company for its expenses incurred in the preparation, filing and processing of any Registration Statement pursuant to Section 2(c) if:

(i) the Demand Holder determines in its sole discretion to withdraw the proposed registration of any Registrable Securities requested to be registered by the Demand Holder due to a material adverse change in the Company’s business, financial condition, results of operations or prospects (other than as a result of any action by the Demand Holder);

(ii) such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason (other than as a result of any act by the Demand Holder) and the Company fails to have the stop order, injunction or other order or requirement removed, withdrawn or resolved to the Demand Holder’s satisfaction;

(iii) the Demand Holder requests that the Company withdraw the registration at any time during the period specified in a Delay Notice or within ten days after the end of that period; or

(iv) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to the demand are not satisfied (other than as a result of a default or breach under that underwriting agreement or purchase agreement by the Demand Holder).

(e) Selection of Underwriters. If a Demand Registration is an underwritten offering, the Demand Holder requesting the Demand Registration shall have the right to select the investment banking firm(s) to act as the managing underwriter(s) in connection with the related offering, subject to the approval of (i) the other Sponsor, if such Sponsor has requested to participate in such Demand Registration (which approval shall not be unreasonably withheld, conditioned or delayed), and (ii) the Company (which approval shall not be unreasonably withheld, conditioned or delayed).

Section 3. Inclusion of Other Securities; Priority. The Company shall not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the Holder(s) (which consent may not be unreasonably withheld or delayed) of the Registrable Securities participating in that Demand Registration. If a Demand Registration involves an underwritten offering and the managing underwriters of such offering advise the Company and the Holders in writing that, in their opinion, the number of Equity Securities proposed to be included in that Demand Registration, including all Registrable Securities and all other Equity Securities proposed to be included in such offering, exceeds the number of Equity Securities that can reasonably be expected to be sold in such offering without adversely affecting the success of the offering (including the price, timing or distribution of the securities to be sold in such offering), the Company shall include in such Demand Registration: (i) first, the Registrable Securities proposed to be sold by Sponsor Holders in the offering; and (ii) second, to the extent additional Equity Securities may, in the opinion of the managing underwriters, be included in the offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be sold in the offering), any Equity Securities proposed to be included in such Demand Registration by any other Persons (including Equity Securities to be sold for the account of the Company and/or any other holders of Equity Securities), allocated, in the case of this clause (ii), among such Persons in such manner as the Company may determine. If more than one Sponsor Holder is participating in such Demand Registration and the managing underwriters of such offering determine that a limited number of Registrable Securities held by the Sponsor Holders may be included in the offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be sold in the offering), then the Registrable Securities that are included in such offering shall be allocated pro rata among the participating Sponsor Holders on the basis of the number of Registrable Securities initially requested to be sold by each such Sponsor Holder in such offering.

Section 4. Piggyback Registrations.

(a) Whenever the Company proposes to register any Equity Securities under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule to Rule 145) or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company (other than a Demand Registration (for which participation is provided under Section 2)) (a “Piggyback Registration”), the Company shall give prompt written notice to each Holder of Registrable Securities of its intention to effect such a registration. The Company shall in no event give that notice in less than ten (10) business days prior to the proposed date of filing of the applicable Registration Statement. Subject to Sections 4(b) and 5(c), the Company shall include in the Registration Statement and in any offering of Equity Securities to be made pursuant to that Registration Statement that number of Registrable Securities requested to be sold in such offering by a Holder for the account of that Holder if the Company has received a written request for inclusion in the Registration Statement from that Holder no later than five (5) business days after the date on which the Company has given notice of the Piggyback Registration to Holders. The Company may terminate or withdraw a Piggyback Registration prior to the effectiveness of such registration at any time in its sole discretion. If a Piggyback Registration is effected pursuant to a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule to Rule 415 (a “Piggyback Shelf Registration Statement”), the Holders of Registrable Securities shall be notified by the Company of and shall have the right, but not the obligation, to participate in any offering pursuant to such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”), subject to the same limitations that are applicable to any other Piggyback Registration as set forth above.

(b) Priority on Primary Piggyback Registrations. If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters of the offering advise the Company in writing that, in their opinion, the number of Equity Securities proposed to be included in that offering, including all Registrable Securities and all other Equity Securities proposed to be included in the offering, exceeds the number of Equity Securities that can reasonably be expected to be sold in the offering without adversely affecting the success of the offering (including the price, timing or distribution of the securities to be sold in the offering), the Company shall include in such Piggyback Registration or Piggyback Shelf Takedown: (i) first, the Equity Securities that the Company proposes to sell in the offering; (ii) second, any Equity Securities proposed to be included in the offering by Holders exercising their rights pursuant to this Section 4, allocated, in the case of this clause (ii), pro rata among those Holders on the basis of the number of Equity Securities initially proposed to be included by each Holder in the offering, up to the number of Equity Securities, if any, that the managing underwriters determine can be included in the offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be offered in the offering); and (iii) third, any Equity Securities proposed to be included in the offering by any other Person to whom the Company has a contractual obligation to facilitate such offering.

(c) Priority on Secondary Piggyback Registrations. If a Piggyback Registration or a Piggyback Shelf Takedown is initiated as an underwritten offering on behalf of a holder of Equity Securities to whom the Company has a contractual obligation to facilitate such offering, other than Holders of Registrable Securities exercising rights pursuant to Section 2, for which the specified priorities are in Section 3, and the managing underwriters of the offering advise the Company in writing that, in their opinion, the number of Equity Securities proposed to be included in the offering, including all Registrable Securities and all other Equity Securities requested to be included in the offering, exceeds the number of Equity Securities which can reasonably be expected to be sold in the offering without adversely affecting the success of the offering (including the price, timing or distribution of the securities to be sold in the offering), the Company shall include in such Piggyback Registration or Piggyback Shelf Takedown: (i) first, the Equity Securities that the Person demanding the offering pursuant to such contractual right proposes to sell in the offering; and (ii) second, any Equity Securities requested to be included in the offering by a Holder exercising their rights pursuant to this Section 4, allocated, in the case of this clause (ii), pro rata among those Holders on the basis of the number of Equity Securities initially proposed to be included by each of those Holders in the offering, up to the number of Equity Securities, if any, that the managing underwriters determine can be included in the offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be offered in the offering); and (iii) third, any Equity Securities proposed to be included in the offering by any other Person to whom the Company has a contractual obligation to facilitate such offering.

(d) Selection of Underwriters. If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company, the Company shall have the right to select the investment banking firm(s) to act as the managing underwriter(s) in connection with such offering.

Section 5. Holdback Agreements.

(a) Holders of Registrable Securities. Each Holder of Registrable Securities that holds or beneficially owns at least 10% of the outstanding Common Stock agrees that in connection with any registered underwritten offering of Common Stock, and upon request from the managing underwriter(s) for that offering, that Holder shall not, without the prior written consent of that managing underwriter(s), during such period as is reasonably requested by the managing underwriter(s) (which period shall in no event be longer than three (3) days prior to and ninety (90) days after the pricing of such offering), Transfer any Registrable Securities. The restrictions on Transfers in this Section 5(a) shall not apply to offers or sales of Registrable Securities that are included in an offering pursuant to Sections 2, 3 or 4 of this Agreement and shall be applicable to the Holders of Registrable Securities only if, for so long as and to the extent that the Company, the directors and Executive Officers of the Company, each selling stockholder included in such offering and each other Person holding or beneficially owning at least 10% of the outstanding Common Stock are subject to the same restrictions. Each Holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the managing underwriter(s) that are consistent with the provisions of this Section 5(a)

and are necessary to give further effect to those provisions. If the Company releases any Holder of Registration Securities from such a holdback agreement, it shall similarly release all other Holders of Registrable Securities on a pro rata basis. Notwithstanding anything to the contrary in this Section 5(a), no Holder shall be subject to a holdback arrangement in excess of 180 days in any calendar year due to the registration of any Registrable Securities pursuant to Section 3.

(b) The Company. To the extent requested by the managing underwriter(s) for the applicable offering, the Company shall not effect any sale registered under the Securities Act of Equity Securities during the period commencing three (3) days prior to and ending ninety (90) days after the pricing of an underwritten offering pursuant to Sections 2 or 4 of this Agreement, other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule to Rule 145), (iii) in connection with any dividend or distribution reinvestment or similar plan or (iv) as consideration to any third party seller in connection with the bona fide acquisition by the Company or any subsidiary of the Company of the assets or securities of any Person in any transaction approved by the Board of Directors of the Company. Notwithstanding the foregoing, the Company shall not be subject to a restriction in excess of 180 days in any calendar year due to the registration of any Registrable Securities pursuant to Section 3.

Section 6. Suspensions. Upon giving no less than five (5) days’ prior written notice to the Holders of Registrable Securities, the Company shall be entitled to delay or suspend the filing, effectiveness or use of a Registration Statement or Prospectus (a “Suspension”) if the board of directors of the Company determines in good faith that (i) proceeding with the filing, effectiveness or use of such Registration Statement or Prospectus would reasonably be expected to require the Company to disclose any information the disclosure of which would have a material adverse effect on the Company and that the Company would not otherwise be required to disclose at such time, (ii) the registration or offering proposed to be delayed or suspended would reasonably be expected to, if not delayed or suspended, have a material adverse effect on any pending negotiation or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or other similar transaction, in each case that, if consummated, would be material to the Company or (iii) due to any other material event involving the Company or any of its subsidiaries, it would be inadvisable to effect the filing or use such Registration Statement or Prospectus. The Company shall not be entitled to exercise a Suspension (i) more than twice during any 12-month period or (ii) for a period exceeding 60 (sixty) days on any one occasion. Each Holder who is notified by the Company of a Suspension pursuant to this Section 6 shall keep the existence of such Suspension confidential and shall immediately discontinue (and direct any other Person making offers or sales of Registrable Securities on behalf of such Holder to immediately discontinue) offers and sales of Registrable Securities pursuant to such Registration Statement or Prospectus until such time as it is advised in writing by the Company that the use of the Registration Statement or Prospectus may be resumed and, if applicable, is furnished by the Company with a supplemented or amended Prospectus as contemplated by Section 7(g). If the Company delays or suspends a Demand Registration, the Holder that initiated such Demand Registration shall be entitled to withdraw its

Demand Registration Request and, if it does so, such Demand Registration Request shall not count against the limitation on the number of such Holder’s Demand Registrations set forth in Section 2(b).

Section 7. Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall use its reasonable best efforts to effect and facilitate the registration, offering and sale of such Registrable Securities in accordance with the intended method of disposition of those Registrable Securities as promptly as is practicable, and, the Company shall as expeditiously as possible and as applicable:

(a) prepare and file with the SEC a Registration Statement with respect to those Registrable Securities, make all required filings required in connection with that Registration Statement and (if the Registration Statement is not automatically effective upon filing) use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable. Before filing a Registration Statement or any amendments or supplements to that Registration Statement, the Company shall furnish to counsel to the Holders for such registration copies of all documents proposed to be filed, which documents shall be subject to review by counsel to the Holders at the Company’s expense, and give the Holders participating in such registration an opportunity to comment on such documents and keep such Holders reasonably informed as to the registration process. The Company shall not be obligated to maintain such registration effective for a period longer than the Effectiveness Period;

(b) prepare and file with the SEC such amendments and supplements to any Registration Statement and the Prospectus used in connection with that Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than the Effectiveness Period (but not prior to the expiration of the time period referred to in Section 4(3) of the Securities Act and Rule 174 under the Securities Act, if applicable) and comply with the applicable requirements of the Securities Act with respect to the disposition of the Registrable Securities covered by such Registration Statement in accordance with the intended method or methods of disposition by the sellers of such Registrable Securities set forth in such Registration Statement or supplement to the Prospectus;

(c) furnish to each Holder participating in the registration, without charge, such number of copies of the Registration Statement and any post-effective amendment to such Registration Statement and such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement to that Registration Statement (in each case including all exhibits in and all documents incorporated by reference in the Registration Statement and any supplement to the Registration Statement) and such other documents as such Holder may reasonably request, including in order to facilitate the disposition of the Registrable Securities owned by such Holder (it being understood that the Company consents to the use of the Prospectus and any amendment or supplement to the Prospectus by the Holders covered by the Registration Statement and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendments or supplements to the Prospectus);

(d)     use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S. jurisdiction(s) as any Holder participating in the registration or any managing underwriter reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable such Holder and each underwriter, if any, to consummate the disposition of that Holder’s Registrable Securities in such jurisdiction(s), except that the Company shall not be required to qualify generally to do business, subject itself to taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for its obligations pursuant to this Section 7(d);

(e)     use its reasonable best efforts to cause all Registrable Securities covered by any Registration Statement to be registered with or approved by such other Governmental Entities or self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable each Holder participating in the registration to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition of such Registrable Securities;

(f)     promptly notify each Holder participating in the registration and the managing underwriters of any underwritten offering:

(i)     each time when the Registration Statement, any pre-effective amendment to the Registration Statement, the Prospectus or any Prospectus supplement or any post- effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment to the Registration Statement, when the same has become effective;

(ii)     of any oral or written comments by the SEC or of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding such Holder;

(iii)     of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for any such purpose; and

(iv)     of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(g)     notify each Holder participating in such registration, at any time when a Prospectus relating to the registration is required to be delivered under the Securities Act, of the occurrence of any event that would cause the Prospectus included in the related Registration Statement to contain an untrue statement of a material fact or to omit any fact necessary to make the statements made in the Prospectus not misleading in light of the circumstances under which they were made, and, as promptly as practicable, prepare, file with the SEC and furnish to that Holder a reasonable number of copies of a supplement or amendment to the Prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements made in the Prospectus not misleading in light of the circumstances under which they were made;

(h)     in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, any order suspending or preventing the use of any related Prospectus or any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, use its reasonable best efforts to promptly obtain the withdrawal or lifting of any such order or suspension;

(i)     not file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus used in connection such Registration Statement, that refers to any Holder covered by the Registration Statement by name or otherwise identifies that Holder as the holder of any securities of the Company without the consent of that Holder (which consent may not be unreasonably withheld or delayed), unless and to the extent that disclosure is required by law. Notwithstanding the previous sentence, (i) each Holder shall furnish to the Company in writing such information regarding itself and the distribution proposed by it as the Company may reasonably request for use in connection with a Registration Statement or Prospectus and (ii) each Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished to the Company by that Holder or of the occurrence of any event that would cause the Prospectus included in the Registration Statement to contain an untrue statement of a material fact regarding that Holder or the distribution of those Registrable Securities or to omit to state any material fact regarding that Holder or the distribution of those Registrable Securities required to be stated in the Prospectus or necessary to make the statements made in the Prospectus not misleading in light of the circumstances under which they were made. The Holder agrees to furnish to the Company, as promptly as practicable, any additional information required to correct and update the information previously furnished by that Holder such that the Prospectus shall not contain any untrue statement of a material fact regarding that Holder or the distribution of those Registrable Securities or omit to state a material fact regarding that Holder or the distribution of those Registrable Securities necessary to make the statements made in the Prospectus not misleading in light of the circumstances under which they were made;

(j)     cause the Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on any securities exchange, use its reasonable best efforts to cause those Registrable Securities to be listed on a national securities exchange selected by the Company after consultation with the Holders participating in such registration;

(k)     provide a transfer agent and registrar (which may be the same entity) for all the Registrable Securities not later than the effective date of the Registration Statement;

(l)     make available for inspection by any Holder participating in the registration, any underwriter participating in any underwritten offering pursuant to the Registration Statement and any attorney, accountant or other agent retained by any Holder or underwriter, all corporate documents, financial and other records relating to the Company and its business reasonably requested by that Holder or underwriter, cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with that registration or offering and make senior management of the Company and the Company’s independent accountants available for customary due diligence and drafting sessions. Any Person gaining access to information or personnel of the Company pursuant to this Section 7(l) shall (i) reasonably cooperate with the Company to limit any resulting disruption to the Company’s business and (ii) protect the confidentiality of any information regarding the Company which the Company determines in good faith to be confidential and of which determination the Person is notified, unless the information (A) is or becomes known to the public without a breach of this Agreement, (B) is or becomes available to the Person on a non-confidential basis from a source other than the Company, (C) is independently developed by the Person, (D) is requested or required by a deposition, interrogatory, request for information or documents by a Governmental Entity, subpoena or similar process or (E) is otherwise required to be disclosed by law;

(m)     otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its stockholders, as soon as reasonably practicable, an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule to Rule 158) covering the period of at least 12 months beginning with the first day of the Company’s first full fiscal quarter after the effective date of the applicable Registration Statement. This requirement will be deemed satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule to Rule 158;

(n)     in the case of an underwritten offering of Registrable Securities, promptly incorporate in a supplement to the Prospectus or a post-effective amendment to the Registration Statement such information as is reasonably requested by the managing underwriter(s) or any Holder participating in such underwritten offering to be included in such Prospectus or post-effective amendment, the purchase price for the securities to be paid by the underwriters and any other applicable terms of such underwritten offering, and promptly make all required filings of such supplement or post-effective amendment after being notified of the matters to be incorporated in such supplement or amendment;

(o)     in the case of an underwritten offering of Registrable Securities, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as any Holder participating in the offering or the managing underwriter(s) of the offering reasonably requests in order to expedite or facilitate the disposition of the Registrable Securities;

(p)     furnish to each Holder and each underwriter, if any, participating in an offering of Registrable Securities (i) (A) all legal opinions of outside counsel to the Company required to be included in the Registration Statement and (B), in the case of an underwritten offering, a written legal opinion of outside counsel to the Company, dated the closing date of the offering, in form and substance as is customarily given in opinions of outside counsel to the Company to underwriters in underwritten registered offerings; and (ii) (A) obtain all consents of independent public accountants required to be included in the Registration Statement and (B), in the case of an underwritten offering, on the date of the applicable Prospectus, on the effective date of any post-effective amendment to the Registration Statement and at the closing of the offering, dated the respective dates of delivery of each of the foregoing, a “comfort letter” signed by the Company’s independent public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten registered offerings;

(q)     in the case of an underwritten offering of Registrable Securities, make senior management of the Company available, to the extent requested by the managing underwriter(s), to assist in the marketing of the Registrable Securities to be sold in such underwritten offering, including the participation of such members of senior management of the Company in “road show” presentations and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Registrable Securities to be sold in such underwritten offering, and otherwise facilitate, cooperate with, and participate in such underwritten offering and customary selling efforts related to such underwritten offering, in each case to the same extent as if the Company were engaged in a primary underwritten registered offering of its Common Stock;

(r)     cooperate with the Holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the Holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement. Notwithstanding anything in this Agreement to the contrary, the Company may satisfy its obligations under this Agreement without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System;

(s)     not later than the effective date of the Registration Statement, provide a CUSIP number for all Registrable Securities covered thereby and provide the applicable transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company. Notwithstanding anything in this Agreement to the contrary, the Company may satisfy its obligations under this Agreement without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System; and

(t)     otherwise use its reasonable best efforts to take or cause to be taken all other actions necessary or reasonably advisable to effect the registration, marketing and sale of such Registrable Securities contemplated by this Agreement.

Section 8.     Participation in Underwritten Offerings. No Person may participate in any underwritten offering pursuant to this Agreement unless that Person (i) agrees to sell that Person’s securities on the basis provided in any underwriting arrangements in customary form approved by the Persons entitled under this Agreement to approve those arrangements and (ii) completes and executes all questionnaires, powers of attorney (subject to compliance with the applicable regulations and standard of care required under the Pension Benefits Act (Ontario) in the case of any power of attorney to be granted by OTPP), indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. No Holder of Registrable Securities included in any underwritten offering shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (A) that Holder’s ownership of its Registrable

Securities to be sold in the offering, (B) that Holder’s power and authority to effect the relevant Transfer and (C) such matters pertaining to compliance with securities laws as may be reasonably requested by the managing underwriter(s)). In addition, no Holder of Registrable Securities included in an underwritten offering will be required to undertake any indemnification obligations to the Company or the underwriters, except to the extent otherwise provided in Section 11. Any liability of any Holder under an underwriting agreement entered into pursuant to this Section 8 shall be limited to liability arising from the breach of its representations and warranties contained in that underwriting agreement and shall be limited to an amount equal to the net amount received by that Holder from the sale of Registrable Securities pursuant to such Registration Statement.

Section 9.     Registration Expenses.

(a)     Subject to Section 2(c), the Company shall pay directly or promptly reimburse all costs, fees and expenses (other than Selling Expenses) incident to the Company’s performance of or compliance with this Agreement, including, (i) all SEC, Financial Industry Regulation Authority and other registration and filing fees; (ii) all fees and expenses associated with filings to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are to be listed or quoted; (iii) all fees and expenses of complying with securities and blue sky laws (including fees and disbursements of counsel for the Company in connection with complying with securities and blue sky laws); (iv) all printing, messenger, telephone and delivery expenses (including the cost of distributing Prospectuses in preliminary and final form as well as any supplements to the Prospectuses); (v) all fees and expenses incurred in connection with any “road show” for underwritten offerings, including all costs of travel, lodging and meals; (vi) all transfer agent’s and registrar’s fees; (vii) all fees and expenses of counsel to the Company; (viii) all fees and expenses of the Company’s independent public accountants (including any fees and expenses arising from any special audits or “comfort letters”) and any other Persons retained by the Company in connection with or incident to any registration of Registrable Securities pursuant to this Agreement; and (ix) all fees and expenses of underwriters (other than Selling Expenses) customarily paid by the issuers or sellers of securities (all such costs, fees and expenses, “Registration Expenses”). In connection with each registration initiated pursuant to this Agreement (whether a Demand Registration or a Piggyback Registration), the Company shall reimburse the Holders covered by such registration for the reasonable fees and disbursements of one law firm chosen by a majority of the number of shares of Registrable Securities included in the Demand Registration Request, in the event of a Demand Registration, and, in the case of a Piggyback Registration, the Holders of a majority of the number of shares of Registrable Securities included in such registration. Each Holder shall pay the fees and expenses of any additional counsel engaged by that Holder and shall bear its respective Selling Expenses associated with a registered sale of its Registrable Securities pursuant to this Agreement.

(b)     The obligation of the Company to bear and pay the Registration Expenses shall apply irrespective of whether a registration, once properly demanded or requested, becomes effective or is withdrawn or suspended. Notwithstanding the previous sentence, the Registration Expenses for any Registration Statement withdrawn solely at the request of one or more Holder(s) (unless withdrawn following commencement of a Suspension) shall be borne by such Holder(s) in accordance with Section 2(c).

Section 10.     Executive Officer Transfer Restrictions.

Notwithstanding anything in this Agreement to the contrary:

(a)     Subject to applicable securities laws, rules and regulations and applicable Company policies as in effect from time to time, until the earlier of (i) such time as each of the Sponsors owns less than 17.5% of the Equity Securities owned by such Sponsor immediately following the IPO and (ii) the third anniversary of the IPO, no Executive Officer shall, without the prior written consent of each of the Sponsors, Transfer any Common Stock (other than to Executive Officer Permitted Transferees pursuant to Section 10(c)) to the extent that such Transfer would result in the Relative Ownership Percentage (as defined below) of such Executive Officer immediately following the effective time of such Transfer (the “Determination Time”) being less than the Relative Ownership Percentage of the Sponsors immediately following the Determination Time. For purposes of this Section 10(a), “Relative Ownership Percentage” means:

(i)     with respect to an Executive Officer, a fraction (expressed as a percentage), (A) the numerator of which is the number of shares of vested and unvested Common Stock owned by such Executive Officer immediately following the Determination Time and (B) the denominator of which is the number of shares of vested and unvested Common Stock owned by such Executive Officer immediately following the IPO; and

(ii)     with respect to the Sponsors, a fraction (expressed as a percentage), (A) the numerator of which is the aggregate number of Common Stock owned by the Sponsors immediately following the Determination Time and (B) the denominator of which is the aggregate number of Common Stock owned by the Sponsors immediately following the IPO.

(b)     Any attempt by an Executive Officer to Transfer any Common Stock not in compliance with this Section 10 shall be null and void and have no force or effect, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer. The parties acknowledge that the transfer restrictions contained in this Agreement are reasonable and in the best interests of the Company.

(c)     Executive Officer Permitted Transferees.

(i)     Any Executive Officer may at any time Transfer any or all of his or her Common Stock to an Executive Officer Permitted Transferee without the consent of any Person and without compliance with Sections 10(a) or (b), so long as such Executive Officer Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement by executing a Joinder Agreement. Such Executive Officer must give prior written notice to the Company of any proposed Transfer to an Executive Officer Permitted Transferee, including the identity of such proposed Executive Officer Permitted Transferee and such other documentation reasonably requested by the Company, to ensure compliance with the terms of this Agreement.

(ii)     If, while an Executive Officer Permitted Transferee holds any Common Stock, such Executive Officer Permitted Transferee ceases to qualify as an Executive Officer Permitted Transferee in relation to the initial transferring Executive Officer from whom or which such Executive Officer Permitted Transferee or any previous Executive Officer Permitted Transferee of such initial transferring Executive Officer received such shares (an “Unwinding Event”), then:

(1)     the relevant initial transferor Executive Officer shall forthwith notify the other Holders and the Company of the pending occurrence of such Unwinding Event; and

(2)     immediately following such Unwinding Event, without limiting any other rights or remedies, such initial transferor Executive Officer shall take all actions necessary to effect a Transfer of all the Common Stock held by the relevant Executive Officer Permitted Transferee either back to such Executive Officer or, pursuant to this Section 10(c), to another Person that qualifies as an Executive Officer Permitted Transferee of such initial transferring Executive Officer.

Section 11.     Indemnification; Contribution.

(a)     The Company shall, to the fullest extent permitted by law, indemnify and hold harmless each Holder of Registrable Securities, any Person who is or might be deemed to be a “controlling person” of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person, a “Controlling Person”), their respective direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, employees, agents, Affiliates and shareholders, and each other Person, if any, who acts on behalf of or controls any such Holder or Controlling Person (each of the foregoing, a “Covered Person”) against any losses, claims, actions, damages, liabilities and expenses, joint or several, to which such Covered Person may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in or incorporated by reference in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule to Rule 405) or any amendment or supplement to or any document incorporated by reference in the same, (ii) any omission or alleged omission of a material fact required to be stated in any such Registration Statement, Prospectus, preliminary Prospectus or free writing prospectus or necessary to make the statements made in the same not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated under such federal or state securities laws applicable to the Company and relating to any action or inaction required of the Company in connection with any registration of securities. In addition, the Company shall reimburse each Covered Person for any legal or other expenses reasonably incurred by such Covered Person in connection with investigating, defending or settling any such loss, claim, action, damage or liability. Notwithstanding the previous sentence, the Company shall not be so liable in any such case to the extent that any loss, claim, action, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in any such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus or any amendment or supplement to or any document incorporated by reference in the same in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Covered Person expressly for use in such Registration Statement, Prospectus, preliminary Prospectus or free writing prospectus. This indemnity shall be in addition to any liability the Company may otherwise have.

(b)     In connection with any registration in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus. Each Holder shall, to the fullest extent permitted by law, indemnify and hold harmless the Company, its directors and officers, employees, agents and any Person who is or might be deemed to be a Controlling Person against any losses, claims, actions, damages, liabilities and expenses, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule to Rule 405) or any amendment of or supplement to the same or (ii) any omission or alleged omission of a material fact required to be stated in such Registration Statement, Prospectus, preliminary Prospectus or free writing prospectus or necessary to make the statements made in the same not misleading, but, in the case of each of clauses (i) and (ii), only to the extent that such untrue statement or alleged untrue statement, or omission or alleged omission, is made in such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus or any amendment or supplement to the same in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Holder expressly for use in such Registration Statement, Prospectus, preliminary Prospectus or free writing prospectus. In addition, such Holder shall reimburse the Company, its directors and officers, employees, agents and any Person who is or might be deemed to be a Controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, action, damage or liability. The obligation to indemnify pursuant to this Section 11(b) shall be individual and several, not joint and several, for each participating Holder and shall be proportional to and shall not exceed an amount equal to the net proceeds (after deducting Selling Expenses) actually received by such Holder in the sale of Registrable Securities to which such Registration Statement or Prospectus relates. The indemnity agreement contained in this Section 11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such Holder. The Company and the Holders of the Registrable Securities hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Holders, the only information furnished or to be furnished to the Company for use in any Registration Statement or Prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated with the same are statements specifically relating to (a) the beneficial ownership of shares of Common Stock by such Holder and its Affiliates, (b) the name and address of such Holder and (c) any additional information about such Holder or the plan of distribution (other than for an underwritten offering) required by law or regulation to be disclosed in any such document. This indemnity shall be in addition to any liability which such Holder may otherwise have.

(c)     Any Person entitled to indemnification pursuant to this Agreement shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification. Notwithstanding the previous sentence, any failure or delay to so notify the indemnifying party shall not relieve the indemnifying party of its obligations under this Agreement, except to the extent that the indemnifying party is actually and materially prejudiced by reason of such failure or delay. In case a claim or an action that is subject or potentially subject to indemnification pursuant to this Agreement is brought against an indemnified party, the indemnifying party shall be entitled to participate in and shall have the right, exercisable by giving written notice to the indemnified party as promptly as practicable after receipt of written notice from such indemnified party of such claim or action, to assume, at the indemnifying party’s expense, the defense of any such claim or action, with counsel reasonably acceptable to the indemnified party. Notwithstanding the previous sentence, any indemnified party shall continue to be entitled to participate in the defense of such claim or action, with counsel of its own choice, but the indemnifying party shall not be obligated to reimburse the indemnified party for any fees, costs and expenses subsequently incurred by the indemnified party in connection with such defense unless (A) the indemnifying party has agreed in writing to pay such fees, costs and expenses, (B) the indemnifying party has failed to assume the defense of such claim or action within a reasonable time after receipt of notice of such claim or action, (C) having assumed the defense of such claim or action, the indemnifying party fails to employ counsel reasonably acceptable to the indemnified party or to pursue the defense of such claim or action in a reasonably vigorous manner, (D) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest or (E) the indemnified party has reasonably concluded that there may be one or more legal or equitable defenses available to it and/or other any other indemnified party which are different from or additional to those available to the indemnifying party. Subject to the foregoing sentence, no indemnifying party shall, in connection with any one claim or action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees, costs and expenses of more than one firm of attorneys (in addition to any local counsel) for all indemnified parties. The indemnifying party shall not have the right to settle a claim or action for which any indemnified party is entitled to indemnification pursuant to this Agreement without the consent of the indemnified party, The indemnifying party shall not consent to the entry of any judgment or enter into or agree to any settlement relating to such claim or action unless such judgment or settlement does not impose any admission of wrongdoing or ongoing obligations on any indemnified party and includes as an unconditional term of such judgment or settlement the giving by the claimant or plaintiff in such judgment or settlement to such indemnified party, in form and substance reasonably satisfactory to such indemnified party, of a full and final release from all liability in respect of such claim or action. The indemnifying party shall not be liable under this Agreement for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified party unless the indemnifying party has also consented to such judgment or settlement (such consent not to be unreasonably withheld, conditioned or delayed).

(d)     If the indemnification provided for in this Section 11 is held by a court of competent jurisdiction to be unavailable to, or unenforceable by, an indemnified party in respect of any loss, claim, action, damage, liability or expense referred to in this Section 11, then the applicable indemnifying party, in lieu of indemnifying such indemnified party under this Agreement, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, action, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by the indemnified party and the indemnifying party. If the allocation provided by the preceding sentence is not permitted by applicable law, the indemnifying party shall contribute to such amount in such proportion as is appropriate to reflect not only the relative benefits referred to in the preceding sentence but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other federal or state securities law or rule or regulation promulgated under such federal or state securities law applicable to the Company, and, relating to any action or inaction required of the Company in connection with any registration of securities, whether such action or inaction was perpetrated by the indemnifying party or the indemnified party. The relative fault shall also be determined by reference to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or violation. The parties agree that it would not be just and equitable if contribution pursuant to this Agreement were determined by pro rata allocation or by any other method or allocation that does not take into account the equitable considerations referred to in this Section 11(c). In no event shall the amount which a Holder of Registrable Securities may be obligated to contribute pursuant to this Section 11(c) exceed an amount equal to the net proceeds (after deducting Selling Expenses) actually received by such Holder in the sale of Registrable Securities that gives rise to such obligation to contribute. No indemnified party guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)     The provisions of this Section 11 shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party or any officer, director or controlling person of such indemnified party and shall survive the Transfer of any Registrable Securities by any Holder.

Section 12.     Rule 144 Compliance. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:

(a)     make and keep public information available, as those terms are understood and defined in Rule 144;

(b)     use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)     furnish to any Holder of Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act.

Section 13.     Miscellaneous.

(a)     No Inconsistent Agreements. The Company represents and warrants that it has not entered into, and agrees that it will not enter into, any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted to the Holders of Registrable Securities under this Agreement.

(b)     Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its Equity Securities which would materially and adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including effecting a stock split or a combination of shares that would reasonably be expected to have such an effect).

(c)     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns and transferees. Other than with respect to Transfers of Equity Securities to Sponsor Permitted Transferees or Executive Officer Permitted Transferees, as applicable, neither this Agreement nor any right, benefit, remedy, obligation or liability arising under this Agreement may be assigned by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no effect, except that the Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Holders, so long as the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement.

(d)     No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties and their respective successors and permitted assigns and transferees and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement Notwithstanding the previous sentence, the parties acknowledge that the Persons set forth in Section 11 shall be express third-party beneficiaries of the obligations of the parties set forth in Section 11.

(e)     Remedies; Specific Performance. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach shall be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at law would be adequate is hereby waived.

(f) No Waivers. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise of the same or the exercise of any other right, power or privilege.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

(h) Jurisdiction and Venue. The parties irrevocably submit to the jurisdiction of the courts of the State of New York or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the Southern District of New York in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in the courts of the State of New York, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the Southern District of New York, or that this Agreement or any such document may not be enforced in or by such courts, and the parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the courts of the State of New York, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the Southern District of New York. The parties hereby consent to and grant the courts of the State of New York, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the Southern District of New York, jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 13(i) or in such other manner as may be permitted by law shall be valid and sufficient service of process. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(i) Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the business day after such communication is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

If to the Company:

The AZEK Company Inc. 1330 W Fulton Street, #350
Chicago, IL 60607

Attention:	Chief Legal Officer
Phone:	877-275-2935
E-Mail:	paul.kardish@azekco.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP 1888 Century Park East
Los Angeles, CA 90067

Attention:	Rita-Anne O’Neill
Phone:	310-712-6698
Facsimile:	310-712-8800
E-Mail:	oneillr@sullcrom.com

If to Ares:

Ares Corporate Opportunities Fund IV, L.P.
c/o ACOF Operating Manager IV, LLC
2000 Avenue of the Stars, 12th Floor

Attention:	Eric Waxman, Brian Klos and Natasha Li
Phone:	310-921-7252
Facsimile:	310-201-4157
E-Mail:	ewaxman@aresmgmt.com; bklos@aresmgmt.com;
nli@aresmgmt.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP 1888 Century Park East
Los Angeles, CA 90067

Attention:	Rita-Anne O’Neill
Phone:	310-712-6698
Facsimile:	310-712-8800
E-Mail:	oneillr@sullcrom.com

If to OTPP:
Ontario Teachers’ Pension Plan Board 5650 Yonge Street, 3rd Floor
Toronto, ON M2M 4H5

Attention:	Ashfaq Qadri and Blake Sumler
Phone:	416-730-3513
Facsimile:	416-730-5082
E-Mail:	ashfaq_qadri@otpp.com; blake_sumler@otpp.com

with a copy (which shall not constitute notice) to:
Ontario Teachers’ Pension Plan Board
5650 Yonge Street, 3rd Floor
Toronto, ON M2M 4H5
Fax: 416-730-3771
Attention:	Legal Department
E-Mail:	law_investments@otpp.com

If to any other Holder, to such address as is designated by such Holder in the counterpart to this Agreement in the form attached as Exhibit A.

(j) Headings. The headings and other captions in this Agreement are for convenience and reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

(k) Counterparts. This Agreement may be signed in any number of identical counterparts, each of which shall be deemed an original instrument (including signatures delivered via facsimile or electronic mail) and all of which together shall constitute one and the same instrument. The parties may deliver this Agreement by facsimile or by electronic mail and each party shall be permitted to rely upon the signatures so transmitted to the same extent and effect as if they were original signatures.

(l) Entire Agreement. This Agreement, together with that certain Stockholders Agreement, by and between the Company, Ares and OTPP, dated as of the date of this Agreement, contains the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes and replaces all other prior agreements, written or oral, among the parties with respect to the subject matter of this Agreement.

(m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(n) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement may not be given, without the prior written consent of the Company and of the Holders of a majority of the Registrable Securities, except that any amendment, modification, supplement, waiver or consent to departure from the provisions of this Agreement that disproportionately and adversely affects a Holder as compared to other Holders shall require the prior written consent of such adversely affected Holder.

(o) Further Assurances. Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

(p) Termination. This Agreement shall terminate with respect to any Holder upon such time as such Holder ceases to hold or beneficially own any Registrable Securities. Notwithstanding the previous sentence, the provisions of Sections 9, 11 and this Section 13 shall survive termination.

[Signature Page Follows]

IN WITNESS WHEREOF, the patties to this Agreement have caused this Agreement to be duly executed as of the date and year first above written.

THE AZEK COMPANY INC.

By:	/s/ Paul J. Kardish
Name: Paul J. Kardish
Title: Chief Legal Officer

[Signature Page to Registration Rights Agreement]

ARES CORPORATE OPPORTUNITIES FUND IV, L.P.
By: ACOF Operating Manager IV, LLC,
its managers

By:	/s/ Brian Klos
	Name:	Brian Klos
	Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

ONTARIO TEACHERS’ PENSION PLAN BOARD

By:	/s/ Russell Hammond
	Name:	Russell Hammond
	Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

Jesse Singh

By:	/s/ Jesse Singh
	Name:	Jesse Singh
	Title:	Chief Executive Officer and President

Address for Notices:
1820 Knox Avenue South
Minneapolis, MN 55403
Phone: 847-626-1502
Email: jesse.singh@azekco.com

[Signature Page to Registration Rights Agreement]

Ralph Nicoletti

By:	/s/ Ralph Nicoletti
	Name:	Ralph Nicoletti
	Title:	Senior Vice President and Chief Financial Officer

Address for Notices:
597 Regency Drive
Zurich, IL 60047
Phone: 847-909-9011
Email: ralphnicoletti@gmail.com

[Signature Page to Registration Rights Agreement]

Paul J. Kardish

By:	/s/ Paul J. Kardish
	Name:	Paul Kardish
	Title:	Senior Vice President and Chief Legal Officer

Address for Notices:
2592 Remington Ct.
Green Bay, WI 54302
Phone: 920-661-7552
E-Mail: paul.kardish@azekco.com

[Signature Page to Registration Rights Agreement]

Gregory Jorgensen

By:	/s/ Gregory Jorgensen
	Name:	Gregory Jorgensen
	Title:	Vice President and Chief Accounting Officer

Address for Notices:
1330 W Fulton Street, #350
Chicago, IL 60607
(224) 221-8761
greg.jorgensen@azekco.com

[Signature Page to Registration Rights Agreement]

Gary Hendrickson

/s/ Gary Hendrickson
Name:	Gary Hendrickson
Title:	Director

Address for Notices:
2102 Cedar Lake Parkway
Minneapolis. MN 55416
Phone: 612-805-5241
E-Mail:
Ghendrickson@vgrcapital.com

[Signature Page to Registration Rights Agreement]

Ronald A. Pace

By:	/s/ Ronald A. Pace
Name: Ronald A. Pace
Title: Director

Address for Notices:
W7168 Berkshire St Cedarburg,
WI 53012
Phone: 847-808-806
E-Mail:
ronald.pace@kohler.com

[Signature Page to Registration Rights Agreement]

Sallie B. Bailey

By:	/s/ Sallie B. Bailey
Name: Sallie B. Bailey
Title: Director

Address for Notices:

PO Box 58949
Nashville, TN 37205
Phone: 615-866-7597
E-Mail:
salliebailey@.comcast.net

[Signature Page to Registration Rights Agreement]

Michelle Kasson

By:	/s/ Michelle Kasson
	Name:	Michelle Kasson
	Title:	Chief Information Officer

Address for Notices:
2636 Chamberlain Rd. #2
Fairlawn, OH 44333
Phone: 330-523-8954
E-Mail: michelle.kasson@azekco.com

[Signature Page to Registration Rights Agreement]

Jeanine Gaffke

By:	/s/ Jeanine Gaffke
Name: Jeanine Gaffke
Title: Chief Marketing Officer

Address for Notices:
900 N Lake Shore Drive #2907
Chicago, IL 60611
Phone: 312-919-3393
E-Mail: jeaninegaflke@hotmail.com

[Signature Page to Registration Rights Agreement]

Scott Van Winter

By:	/s/ Scott Van Winter
	Name:	Scott Van Winter
	Title:	President, Commercial Segment

Address for Notices:
21 Sagewood Ct
Newnan, GA 30265
Phone: 401-580-3575
E-Mail: scott.vanwinter@azekco.com

[Signature Page to Registration Rights Agreement]

Jose Ochoa

By:	/s/ Jose Ochoa
	Name:	Jose Ochoa
	Title:	President, Residential Segment

Address for Notices:
888 Elm St
Winnetka, IL 60093
Phone: 419-309-8263
E-Mail: jochoa@utexas.edu

[Signature Page to Registration Rights Agreement]

Dennis Kitchen

By:	/s/ Dennis Kitchen
Name:	Dennis Kitchen
Title:	Senior Vice President and Chief Human Resources Officer

Address for Notices:
1403 Star Grass Cir
Aurora, IL 60506
Phone: 630-215-8336
E-Mail: dennis.k:itcben@azekco.com

[Signature Page to Registration Rights Agreement]

Bobby Gentile

By:	/s/ Bobby Gentile
	Name:	Bobby Gentile
	T itle:	Senior Vice President of Operations

Address for Notices:
1331 Terrace Dr
Lantana, TX 76226
Phone: 937-422-1839
E-Mail: bobby.gentile@azeko.com

[Signature Page to Registration Rights Agreement]

Jonathan Skelly

By:	/s/ Jonathan Skelly
	Name:	Jonathan Skelly
	Title:	Senior Vice President of Strategy and Execution

Address for Notices:
541 Lincoln Ave.
Glencoe, IL 60022
Phone: 847-242-4259
Email: jonathan.skelly@azekco.com

[Signature Page to Registration Rights Agreement]

Exhibit B

Schedule of Other Stockholders

Gary Hendrickson

Sallie B. Bailey

Ronald A. Pace

Jesse Singh

Ralph Nicoletti

Jose Ochoa

Scott Van Winter

Dennis Kitchen

Jeanine Gaffke

Bobby Gentile

Jonathan Skelly

Paul Kardish

Michelle Kasson

Greg Jorgensen